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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (file nos. 333-05379, 333-27841, 333-47793, 333-62969 and
333-75681) and in the Registration Statements on Form S-8 (file nos. 333-70539, 33-82976, 33-95138, 333-93791 and 333-95197) of our report, dated February 19,
1998, with respect to the 1997 financial statements of Ancor Communications, Incorporated included in this Annual Report on Form 10-K.


                                       McGladrey & Pullen, LLP

Minneapolis, Minnesota
March 29, 2000